                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports dated March 17, 1995, which appear on pages 30 and 31 of Assisted Living Concepts, Inc.'s Annual Report on Form 10-K for the year ended December
     31, 1996 relating to the financial statements of Assisted Living Concepts Group (which is comprised of Assisted Living Facilities, Inc., a subchapter S Corporation, Madras Elder Care (dba Aspen Court), a general partnership, and Lincoln City Partners, a general partnership) for the eleven months ended November 30, 1994, and of Assisted Living Concepts, Inc. for the one month period ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/  Price Waterhouse LLP
--------------------------
 PRICE WATERHOUSE LLP


PORTLAND, OREGON
October 2, 1997